Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “ADITX THERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF FEBRUARY, A.D. 2018, AT 3:17 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W, Bullock
Jeffrey W, Bullock, Secretary of State

6560519 8100	Authentication: 202136139
SR# 20180809413	Date: 02-12-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:17 PM 02/07/2018
FILED 03:17 PM 02/07/2018

SR 20180809413 - File Number 6560519

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

 ADITX THERAPEUTICS, INC.

A DELAWARE CORPORATION

ADiTx Therapeutics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

1. The original Certificate of Incorporation was filed with the Secretary of State on September 28, 2017.

2. The following Amended and Restated Certificate of Incorporation was duly proposed by the Corporation’s Board of Directors (the “Board”) and duly adopted pursuant to the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3. The following Amended and Restated Certificate of Incorporation was duly adopted by the holders of a majority of shares entitled to vote thereon pursuant to the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE 1

Company Name

The name of the corporation is ADiTx Therapeutics, Inc. (the “Corporation”).

ARTICLE 2

Registered Office and Agent

The address of its registered office in the State of Delaware is 2140 South Dupont Highway, Camden, DE 19934, County of Kent; and the name of its registered agent at such address is Paracorp Incorporated.

ARTICLE 3

Purpose

The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE 4

Capital Stock

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 30,000,000 shares, consisting of 27,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 3,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

4.2       Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

4.3 Common Stock.

(a)       Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation).

(b) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

4.4       Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

ARTICLES 5

Directors

5.1       Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Amended and Restated Certificate.

5.2       Number, Election and Term.

(a)       Subject to the rights of any holder of any series of Preferred Stock to elect directors, the number of directors which shall constitute the whole Board shall be the number from time to time fixed by resolution of the Board (which number shall not be less than one (1) nor more than nine (9) and which shall be, upon initial filing of this Amended and Restated Certificate, three (3)).

(b)       Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. No decrease of the number of directors by resolution of the Board shall have the effect of shortening the term of any incumbent director.

(c)       Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. There shall he no cumulative voting. Directors shall be elected by plurality vote.

5.3       Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

5.4       Removal. Any director may be designated for removal and removed from office at any time by the affirmative vote of a majority of the votes cast by stockholders having the right to vote on the election of directors at a meeting duly held for such purpose.

5.5       Preferred Stock-Directors. Notwithstanding any other provision of this Article 5, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article 5 unless expressly provided by such terms.

ARTICLE 6

Bylaws

Any provision of the Bylaws may be amended, altered, changed or repealed only by the affirmative vote of a majority of the entire Board or by the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE 7

Limited Liability; Indemnification

7.1       Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

7.2       Indemnification and Advancement of Expenses.

(a)       To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and by such indemnitee in connection with such penalties and amounts paid in settlement) reasonably incurred proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees} incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 7.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 7.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)       The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 7.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)       Any repeal or amendment of this Section 7.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 7.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed} arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)       This Section 7.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLES 8

Amendments to Amended and Restated Certificate of Incorporation

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth In Article 7, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article 8; provided, however, that any provision of this Amended and Restated Certificate may be amended, altered, changed or repealed only by the affirmative vote of a majority of the entire Board and by the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE 9

Exclusive Jurisdiction

9.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Corporation’s Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers, employees or agents governed by the internal affairs doctrine, except for, as to each of(i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

9.2       Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 9.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 9.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

9.3       Enforceability. If any provision or provisions of this Article 9 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 9 (including, without limitation, each portion of any sentence of this Article 9 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 9.

IN WITNESS WHEREOF, we have hereunto set our hands this 24th day of January 2018, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ Amro Albanna
Amro Albanna,
President and Chief Executive Officer